UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 19, 2007

SKECHERS U.S.A., INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-14429	95-4376145
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

228 Manhattan Beach Boulevard, Manhattan Beach, California		90266
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(310) 318-3100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 8.01 Other Events.

On January 19, 2007, Skechers U.S.A., Inc. (the "Company") issued a press release announcing that it has called for redemption all of its outstanding 4.5% Convertible Subordinated Notes due April 15, 2007 (the "Notes"). A formal notice of redemption will be sent separately to the holders of the Notes in accordance with the terms of the indenture. The redemption date will be February 20, 2007. The redemption price for the Notes will be equal to 100.9% of the principal amount of the Notes, plus interest accrued and unpaid up to but not including the redemption date. The aggregate principal amount of Notes currently outstanding is $90 million.

The Notes called for redemption may be converted at any time before 5:00 PM on the last business day before the redemption date. Holders of the Notes may convert their Notes into shares of the Company's Class A Common Stock at a conversion rate of 38.5089 shares per $1,000 principal amount of the Notes, which is equivalent to a conversion price of $25.9680 per share. A copy of the press release is attached hereto as exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

99.1 Press Release dated January 19, 2007.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKECHERS U.S.A., INC.

January 19, 2007	By:	Frederick Schneider

Name: Frederick Schneider
Title: Chief Financial Officer

Top of the Form

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated January 19, 2007